                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Alpha Pro Tech, Ltd
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              ALPHA PRO TECH, LTD.
                               60 CENTURIAN DRIVE
                                    SUITE 112
                                MARKHAM, ONTARIO
                                     L3R 9R2

                            Telephone: (905) 479-0654


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 1999 Annual Meeting of Shareholders of Alpha Pro Tech, Ltd., (the "Company") will be held at Rio Rico Resort and Country Club, 1069 Camino Caralampi, Rio Rico, Arizona 85648 on:

                              FRIDAY, JUNE 18, 1999

at the hour of 10:00 o'clock A.M. (local time) for the following purposes:

1.     To elect five directors.

2. To amend the company's 1993 Incentive Stock Option Plan so as to increase the number of shares available under the Plan.

3.     To ratify the appointment of independent accountants.

4.     To transact such other business as may properly come before the Meeting.

Accompanying this Notice is the Proxy Statement and Form of Proxy.

The Board of Directors set May 3, 1999, as the record date for the meeting. This means that owners of the Company's Common Stock at the close of Business on that date are entitled to (1) receive notice of the Meeting and (2) vote at the Meeting and any adjournments or postponements of the Meeting. We will make available a list of Shareholders of the Company as of the close of business on May 3, 1999 for inspection during normal business hours from June 4 through June 15, 1999, at the offices of the Company, in Markham, Ontario. This list will also be available at the Meeting.

DATED:        May 13, 1999

                       BY ORDER OF THE BOARD OF DIRECTORS


                                                    "Al Millar"
                                                     President


                             YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.


                              ALPHA PRO TECH, LTD.
                               60 CENTURION DRIVE
                                    SUITE 112
                                MARKHAM, ONTARIO
                                     L3R 9R2

                                 PROXY STATEMENT


This Proxy Statement and accompanying proxy are first being sent to Shareholders on or about May 13, 1999.


                               VOTING AND PROXIES


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our Annual Meeting, Shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, amending our 1993 Incentive Stock Option Plan and ratification of the appointment of our independent accountants. In addition, management will respond to questions from Shareholders.

WHO IS ENTITLED TO VOTE?

Only holders of record at the close of business on May 3, 1999 of Common Stock are entitled to vote. Each holder of Common Stock is entitled to one vote per share. We are authorized to issue 50,000,000 Common Shares, par value $.01 per share. There were issued and outstanding 24,112,449 shares of Common Stock as of the close of business on May 3, 1999. There is only one class of shares.

HOW DO I VOTE?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.

WHAT IF MY SHARES ARE HELD BY A BROKER OR NOMINEE?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.

HOW WILL MY PROXY BE VOTED?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Items 2 and 3. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

WHAT IF I DON'T MARK THE BOXES ON MY PROXY?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote
FOR:

       o      the election of directors;
       o      amending our 1993 Incentive Stock Option Plan;
       o the ratification of the appointment of Pricewaterhouse Coopers, LLP as our independent accountants for 1999.

CAN I GO TO THE ANNUAL MEETING IF I VOTE BY PROXY?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

WILL MY VOTE BE PUBLIC?

No. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Common Stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE AN ITEM?

The affirmative vote of shares representing a majority in voting power of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2, 3 and 4. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

                         PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

                                  ANNUAL REPORT

The Annual Report for the year ended December 31, 1998 containing financial and other information about the Company is enclosed.

ITEM 1.

                              ELECTION OF DIRECTORS

The Board of Directors currently consists of five members. Directors are elected annually for a term of office to expire at the succeeding annual meeting of Shareholders after their election and until their successors are duly elected and qualified. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. All nominees are currently directors and were elected by the Shareholders.

Each of the nominees has consented to serve. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There are set forth below following the names of the nominees and our executive officers, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director or executive officer.

                        DIRECTORS AND EXECUTIVE OFFICERS

                              Director or Executive


Name                                Age     Officer Since                       Position with the Company
----                                ---     -------------                       -------------------------
SHELDON HOFFMAN                     61      July 11, 1989                       CEO and Director of the Company
                                                                                and Alpha Pro Tech, Inc.

AL MILLAR                           57      July 11, 1989                       President and Director of the
                                                                                Company and Alpha Pro Tech, Inc.

ROBERT H. ISALY                     69      November 15, 1989                   Director

JOHN RITOTA                         47      December 18, 1991                   Director

DONALD E. BENNETT, JR.              58      June 23, 1994                       Director and Senior Vice President-
                                                                                Manufacturing

LLOYD HOFFMAN                       38      July 1, 1993                        Senior Vice President - Finance and
                                                                                Administration

MICHAEL SCHEERER                    39      January 1, 1997                     Senior Vice President - Sales and
                                                                                Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1985 until that company was sold to CCL Industries, Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems, Ltd., a water filter manufacturer, as president and chief executive officer.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 20 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March, 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations.

ROBERT ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants Inc. from 1986 to 1992. Prior thereto he was involved with two Ohio based family businesses. The Isaly Dairy Company and the H.R. Isaly Cheese Company. He is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and since 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. joined the Company on March 24, 1994 as President of its newly formed Apparel Division which was established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets.

                             OUR EXECUTIVE OFFICERS

Three of the executive officers of the Company, Sheldon Hoffman, Al Millar and Donald E. Bennett, Jr. are also directors and nominees, and are identified above. Information follows on the other current executive officers of the Company.

LLOYD HOFFMAN has been employed by the Company since November 15, 1991 in various capacities and since early 1999 has been Senior Vice President - Finance and Administration. From 1987 to 1991, Mr. Hoffman was a shareholder and was in charge of finance and administration at Software Concepts. Inc. a developer of software for association and magazine publishers.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing. From 1990 to October 1992, Mr. Scheerer was Director of Sales-Development and Administration at Baxter Scientific Products. In October, 1992, he was named Vice President-Sales and Marketing for Baxter's Critical Environmental Solutions business. In September, 1995, Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice-President Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 31, 1999 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each nominee for director, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.


Directors, Executive Officers                                 Number of Shares
And 5% Shareholders                                           Beneficially Owned                          Percent of Class
-------------------                                           ------------------                          ----------------
Cede & Co.                                                    16,830,967                                  62.1%*
Box 20 Bowling Green Sta.
New York, N.Y.
U.S.A. 10004

William R.  Lykken
740 McHugh Avenue
Grafton, ND                                                   1,652,865                                   6.1%

Al Millar, President and Director                             1,602,297  (1)                              5.9%
423 Herridge Circle
Newmarket, Ontario


L3Y 7H7
Canada

Sheldon Hoffman, CEO                                          1,332,138   (2)                             4.9%
and Director

Hoffman Family Trust                                            415,051                                   1.5%
Beneficial Owner of 1268265 Ontario Inc.

Robert H. Isaly, Director                                       715,613   (3)                             2.6%

John Ritota, Director                                           370,194   (4)                             1.4%

Lloyd Hoffman, Sr. VP- Finance and Administration               328,000   (5)                             1.2%

Donald E. Bennett, Jr., Senior                                  331,667   (6)                             1.2%
Vice President-Manufacturing and Director

Michael Scheerer                                                448,500   (7)                             1.7%
Sr. VP-Sales and Marketing

All Directors and Officers                                    5,128,409                                  18.9%
as a Group (7 persons)


*This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

(1) Includes the following currently exercisable options: 300,000 at $0.75 per share, expiring April 21, 2003; 200,000 at $1.34 per share, expiring December 21, 2000; 100,000 at $.97 per share, expiring January 5, 2002; 100,000 at $0.58 per share, expiring September 30, 2003; 50,000 at $0.49 per share expiring January 10, 2004; and includes 88,428 shares and currently exercisable options to purchase 35,000 shares at $0.75 per share and 15,000 shares at $0.49 per share owned beneficially by Mr. Millar's wife, as to which Mr. Millar denies beneficial ownership.*

(2) Includes the following currently exercisable options: 300,000 at $0.75 per share, expiring October 27, 1998; 200,000 at $ 1.34 per share, expiring December 21, 2000; 100,000 at $.97 per share, expiring January 5, 2002 ; 100,000 at $0.58 per share, expiring September 30, 2003; 50,000 at $0.49 per share expiring January 10, 2004; and includes 122,502 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Does not include 415,051 shares owned beneficially by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3) Includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership and the following currently exercisable options: 108,000 at $0.75 per share, expiring April 21, 2003; 50,000 at $1.34 per share, expiring December 21, 2000; 50,000 at $.97 per share, expiring January 5,

       2002; and 50,000 at $0.49 per share, expiring January 10, 2004.*

(4) Includes the following currently exercisable options: 50,000 shares at $0.75 per share, expiring April 21, 2003; 50,000 at $1.34 per share, expiring December 21, 2000; 50,000 at $.97 per share, expiring January 5, 2002; 175,000 $0.49 per share, expiring January 10, 2004; and includes 7,000 shares owned beneficially by Dr. Ritota's wife as to which Dr. Ritota denies beneficial ownership.*

(5) Includes the following currently exercisable options: 135,000 at $0.75 per share, expiring April 21, 2003; 25,000 at $1.34 per share, expiring December 21, 2000; 50,000 at $.97 per share, expiring January 5, 2002; 25,000 at $0.89 per share, expiring April 1, 2003; 50,000 at $0.49 per share, expiring January 10, 2004; and 25,000 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of his pecuniary interest therein.*

(6) Includes the following currently exercisable options: 100,000 at $1.00 per share, 50,000 of which expire on December 9, 2003 and 50,000 of which expire on December 31, 1999; 25,000 at $2.03 per share, expiring June 22, 2000; 25,000 at $1.34 per share, expiring December 21, 2000; 100,000 at
       $.97 per share, expiring January 5, 2002; 25,000 at $0.89 per share, expiring April 1, 2003; and 50,000 at $0.49 per share, expiring January 10, 2004.*

(7) Includes the following currently exercisable options: 100,000 at $0.875 per share, expiring December 21, 2001; 100,000 at $0.89 per share, expiring April 2, 2003; 25,000 at $0.49 per share, expiring January 10, 2004, and 38,450 shares owned beneficially by Mr. Scheerer's wife as to which Mr. Scheerer denies beneficial ownership. See "Management-Employee Arrangements."*

* A currently exercisable option is one which is exercisable within 60 days from the date hereof.


Percentages are based on 24,112,449 Common Shares of the Company outstanding on March 31, 1999 plus 2,968,000 shares underlying currently exercisable options by the identified director or officer.

Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly, Bennett and Scheerer reside in the United States.


DIRECTOR'S MEETINGS

The Board of Directors of the Company met three (3) times during the year ended December 31, 1998. In 1998, the Company had no standing nominating or compensation committees, these matters being handled by the entire Board of Directors. In 1993, the Board of Directors of the Company formed an Administrative Committee for the 1993 Stock Option Plan for Directors consisting of Messrs. Al Millar and Sheldon Hoffman which recommends granting of non-qualified stock options to non-employee directors. The Board of Directors also has an Audit Committee which reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent auditors and reviews the Company's internal controls. The Company's Audit Committee sits for a term of one year and a new audit committee is formed each year following the annual meeting. In 1998, the Audit Committee was composed of Messrs.

Hoffman, Isaly and Ritota. One meeting of the Audit Committee was held in 1998.

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the Company ("Outside Directors") are reimbursed for their direct expenses incurred in attending a meeting.


                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

In 1998, the Company's executive compensation program was administered by the Board of Directors. The entire Board makes recommendations on two of the three key components of the Company's executive compensation program, base salary and contractual incentive awards, and the Outside directors recommend and award the long-term incentives.

The Company's executive compensation program is structured to help the Company achieve its business objectives by:

       - providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

       - linking executives' total compensation to company and individual job performance

       - providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in shareholder value

The Company's executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. The Company's total compensation levels falls in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable.

BASE SALARIES

The Company's salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, and the performance of the individual.

CONTRACTUAL INCENTIVE AWARDS

Pursuant to the executive compensation program, the Company has contracted to provide two of its executive employees with profit participation incentive compensation. Messrs. Millar and Hoffman are each entitled to a cash incentive participation equal to 5% of the consolidated annual pre-tax profits of the Company.

STOCK OPTIONS

The Company periodically grants incentive and non-qualified stock options to purchase the Company's Common Stock in order to provide certain Compensation to key employees of the Company and its subsidiaries with a competitive total compensation package and to reward them for their contribution to the Company's short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which the become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1993 Incentive Stock Option Plan and by the Administrative Committee with respect to the 1993 Stock Option Plan for Directors. The Company does not grant stock appreciation rights.

1998 COMPENSATION

The CEO and President are each compensated on a salary and pay-for-performance approach. Taken into consideration are overall Company performance in attaining annual growth in revenues, the addition or development of new and enhanced products, pretax earnings, and the achievement of short and long term goals of the Company's business as established in its five year plan. Contractual incentive awards were earned in 1998 by the Company's CEO and President in 1998.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

DEDUCTIBILITY OF COMPENSATION Effective January 1, 1994, the Internal Revenue Service under Section 162 (m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the Chairman and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $ 1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162 (m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $ 1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1993 Incentive Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162 (m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162 (m) limitation in the foreseeable future (and no officer of the Company received compensation in 1994 which resulted under Section 162 (m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the Section 162 (m) limitation.

                                  Respectfully submitted,



                                  Sheldon Hoffman, Chief Executive Officer
                                  Al Millar, President
                                  Donald E. Bennett, Jr.
                                  Robert H. Isaly
                                  John Ritota

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the Compensation Committee is set forth under "Report of the Compensation Committee." Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate cash and cash equivalent forms of compensation paid by the Company during the last three fiscal years for services in all capacities to those persons who were as of December 31, 1998, the Chief Executive Officer and each of the most highly compensated executive officers (a total of four persons), to the extent each earned more than $ 100,000 in salary and bonus ("Named Officers").

                                           ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                    ------------------------------------        --------------------------------

                                                                                           AWARDS
                                                                                           ------
Name and                                                       Other              Shares
Principal                                                      Annual           Underlying          All Other
Position                   Year    Salary($)  Bonus ($)     Compensation         Options #       Compensation(1)
--------                   ----    ---------  ---------     ------------        ----------       ---------------
Sheldon Hoffman            1998     120,000    17,550                             100,000             6,900
CEO                        1997     168,000                                       100,000             7,300
                           1996     141,000       ---           ---                   ---             4,500

Al Millar                  1998     120,000    17,550                             100,000             6,900
President                  1997     156,000                                       100,000             7,500
                           1996     131,000       ---           ---                   ---             7,500

Michael Scheerer           1998     115,000       ---           ---               100,000            14,000
                           1997     115,000                     ---               100,000            13,000

Donald E.  Bennett, Jr.    1998     110,000       ---           ---                25,000             8,400


(1)      Represents annual car allowance


OPTION GRANTS FOR FISCAL YEAR 1998

For the fiscal year ended December 31, 1998, options under the 1993 Incentive Stock Option Plan were granted to the following Named Officers on April 1, 1998 at $ .58 per share, expiring April 1, 2003; on December 10, 1998 at $0.58 expiring September 30, 2003:

                              APRIL 1, 1998           DECEMBER 10, 1998
                              -------------           -----------------

Al Millar                                                  100,000
Sheldon Hoffman                                            100,000
Donald E. Bennett, Jr.          25,000
Michael Scheerer               100,000
Lloyd Hoffman                   25,000

EMPLOYMENT ARRANGEMENTS

Messrs. Hoffman and Millar each receive annual car allowances of $6,900.

Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). No bonus was earned with respect to the fiscal years ended December 31, 1996 or 1997. Each earned a bonus of $17,550 in 1998.

MICHAEL SCHEERER entered into a three (3) year employment agreement with the Company as of January 1, 1997 as Senior Vice President-Sales and Marketing, providing for an annual salary of $ 112,500. Mr. Scheerer is also entitled to a cash bonus based upon actual earnings for the year as a percentage of projected net income, ranging from $ 30,000.00 if 80% of projected earnings are achieved to $ 200,000 if 200% or more of projected earnings are achieved. If actual earnings are 100% of projected net income in any year of the agreement, the agreement shall automatically be extended for an additional two years. Mr. Scheerer was also granted a five (5) year incentive stock option to purchase up to 100,000 shares of Common Stock at $.875 per share, the fair market value on the date of grant. He is also entitled to receive additional incentive stock options in each year of the agreement based on the actual earnings as a percentage of projected earnings, as follows:


Actual Earnings                                 Number of
As a % of Projected Earnings                    Options
----------------------------                    -------

         80%                                     60,000
         90%                                     80,000
         100%                                   100,000

BENEFIT PLANS

INCENTIVE STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 3,000,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors in October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock. The options are not transferrable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years. Between October 28, 1993 and December 31, 1995, five-year options covering an aggregate of 1,859,000 shares were granted to 32 employees in at an average exercise price of $ 0.97 per share. 87,000 options were granted to 3 employees in 1996 at an average exercise price of $1.11 per share, 575,000 options were granted to 19 employees in 1997 at an average exercise price of $
1.00 per share and 410,667 options were granted to 15 employees in 1998 at an average price of $0.74 per share. Between October 28, 1993 and December 31, 1998 206,000 options granted to 15 employees were cancelled and are available for grant under the Plan. At December 31, 1998 options to purchase 2,725,667 shares were outstanding under the Plan out of the 3,000,000 shares reserved for such purpose.

At the Company's Annual Meeting of Shareholders, to be held on June 18, 1999, shareholders are being asked to approve an increase in the number of shares reserved for grant to 3,750,000.

Included in those employees to whom options were granted are the following executive officers:


NAME                                        NUMBER OF OPTIONS GRANTED
----                                        -------------------------

Al Millar, President                                 700,000

Sheldon Hoffman, CEO                                 700,000

Donald E. Bennett, Jr.,
Senior Vice President                                275,000

Michael Scheerer, Senior
Vice President                                       200,000

Lloyd Hoffman, Senior Vice President                 235,000


In addition, Donna Millar, an employee of the Company and the wife of Al Millar, President, was granted options to purchase 35,000 shares.

RETIREMENT SAVINGS PLAN

In 1998, the Company initiated a Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code. Employees of the Company who have attained age 21 ad completed at least one year of service with the Company are eligible to make contributions to the 401(k) Plan on a pre-tax basis of up to 12% of the participant's compensation in any year in accordance with limitations defined in the Code. Under the 401(k) Plan the Company is matching 25% of the contributing participant's effective deferral but not in excess of 4% of such contributing participant's compensation. The pre-tax contributions made by a participant and the earnings thereon are at all times fully vested. The participant's interest in Company contributions and the earnings thereon will become vested at the rate of 20% per year for each year of service with the Company or, if earlier, upon such participant's death or disability. A participant's fully vested benefit under the 401(k) Plan may be distributed to the participant upon his retirement, death, disability or termination of employment or upon reaching age 59 1/2. At December 31, 1998 the Company had accrued a contribution to the 401(k) Plan of $9,717. The Company's contribution on behalf of the officers named under "Executive Compensation" were as follows: Sheldon Hoffman - $-0-; Al Millar - $-0-; Michael Scheerer - $-0- and Donald E Bennett - $592.

DIRECTORS STOCK OPTION PLAN

The Board of Directors of the Company in October 1993 approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 increase additional 150,000 shares of Common Stock. The Board of Directors or a Committee thereof administers the Directors Plan. Directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted has an exercise price equal to fair market value on the date of grant. As of December 31, 1998 options covering an aggregate of 358,000 shares had been granted to 2 directors at an average exercise price of $
1.00 per share as follows:

NAME                OPTION DATE            EXPIRATION DATE      NUMBER OF SHARES
----                -----------            ---------------      ----------------

Robert H. Isaly     January 6, 1997        January 5, 2002           50,000
Robert H. Isaly     December 21, 1995      December 20, 2000         50,000
Robert H. Isaly     October 28, 1993       October 27, 1998         108,000
John Ritota         January 5, 2002        January 6, 1997           50,000
John Ritota         December 20, 2000      December 21, 2000         50,000
John Ritota         October 28, 1993       October 27, 1998          50,000


The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman, Millar and Scheerer described above.

                    [Stock Performance graph appears here]




----------------------------------------------------------FISCAL YEAR ENDING----------------------------------------------

COMPANY/INDEX/MARKET              12/31/1993     12/30/1994       12/29/1995     12/31/1996     12/31/1997      12/31/1998

ALPHA PRO TECH, LTD.                100.00         130.00           230.00         155.20         164.80           76.80

Surgical Appliances & Supplies      100.00         107.65           162.30         156.47         200.34          257.06

NASDAQ Market Index                 100.00         104.99           136.18         169.23         207.00          291.96


THE ABOVE GRAPH COMPARES THE FIVE-YEAR CUMULATIVE RETURN OF THE COMPANY WITH THE COMPARABLE RETURN OF TWO INDICES. THE INDUSTRY INDEX REPRESENTS THE INDUSTRY OR LINE-OF-BUSINESS OF THE COMPANY. THE GRAPH ASSUMES $100 INVESTED ON JANUARY 1, 1994. THE COMPARISON ASSUMES THAT ALL DIVIDENDS ARE

REINVESTED.

THE INDUSTRY INDEX REPRESENTS THE SURGICAL APPLIANCES AND SUPPLIES DIVISION COMPRISED OF 40 CORPORATIONS, COMPILED FROM THE SIC CODE WITHIN WHICH THE COMPANY IS LISTED.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 1997, the Company entered into a three-year credit facility with an asset-based lender. Pursuant to the terms of the credit agreement, the Company has a $ 2,500,000 line of credit and a $ 400,000 term loan secured by accounts receivable, inventory, trademarks, patents, property and equipment, and 66.67% of the issued and outstanding shares of DMPI. The credit facility bears interest at prime plus 2%, which was 10.5% at December 31, 1997. In the event the lender comes into possession of the collateral securing the loan, each of Messrs. Millar and Sheldon Hoffman have agreed to use their best efforts to assist the lender in disposing of the collateral and collecting the accounts receivable. In addition, the loan has been guaranteed by each of Messrs. Millar and Sheldon Hoffman up to a maximum of $ 187,500.

PROPOSAL 2.

                  AMENDMENT TO 1993 INCENTIVE STOCK OPTION PLAN

On October 27, 1993, the Board of Directors of the Company adopted the Alpha Pro Tech, Ltd., 1993 Incentive Stock Option Plan (the "Plan") which was approved by the Shareholders at the 1994 Annual Meeting. The Plan is designed to qualify as an "incentive stock option plan" under Section 422A of the Internal Revenue Code. Under the Plan, the Company's Board of Directors or the Company's Stock Option Committee was originally authorized to grant option to purchase up to 1,600,000 shares of Common Stock to key employees of the Company and its subsidiaries, including officers, which amount was increased to 2,100,000 by a vote of shareholders at the 1996 Annual Meeting and further increased to 3,000,000 at the 1997 Annual Meeting. See "Executive Compensation - Stock Option Plans" for a description of the Plan.

The Plan is intended to induce new executives to become associated with the Company, and to provide a closer identity of interest between present key employees and the Company by encouraging their ownership of Common Stock of the Company. Consistent with this intention the Board of Directors believed it would be in the best interest of the Company and its shareholders to further increase the number of shares available under the Plan from the previous amount of 3,000,000 and voted to increase the number of shares to 3,750,000 subject to shareholder approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOLLOWING RESOLUTION, APPROVAL OF WHICH REQUIRES AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

       "RESOLVED", that the first sentence of paragraph 8 of the 1993 Incentive Stock Option Plan adopted by the Board of Directors in 1993 and approved by a majority of the shareholders in June 1994 be amended to read as follows:

       8.     STOCK SUBJECT TO THE PLAN; EFFECT OF RECAPITALIZATION, MERGER,
              ETC.

              (a) Shares which may be subject to Options Granted. Subject to adjustments made pursuant to subsection (b) of this Section 8 the total number of shares which may be granted under the Plan (which shares may be authorized but unissued shares or treasury shares) is 3,750,000 shares of common stock, par value $.01 per share.

PROPOSAL 3.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Management proposes the appointment of Pricewaterhouse Coopers, LLP as independent accountants to examine the financial statements of the Company for the fiscal year 1999. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the Meeting.

Pricewaterhouse Coopers, LLP has served as the independent accountants for the Company since 1992. A representative of Pricewaterhouse Coopers, LLP is expected to be present at the Meeting and will have the opportunity to make statements if he desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, is required for ratification of the appointment of Pricewaterhouse Coopers, LLP as the independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE. RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers and directors were complied with.


                                  ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 60 CENTURIAN DRIVE, SUITE 112, MARKHAM, ONTARIO L3R 9R2, CANADA, ATTENTION: SHELDON HOFFMAN, CEO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.

                                FUTURE PROPOSALS

The 2000 Annual Meeting is expected to be held on Friday, June 16, 2000. If any Shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 2000 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31,1999.

                                  OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                       BY ORDER OF THE BOARD OF DIRECTORS



                                   "AL MILLAR"
                                    President

                              ALPHA PRO TECH, LTD.,

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Al Millar, Sheldon Hoffman and Robert H. Isaly, and each of them individually with the power of substitution, as Proxy or proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Rio Rico Resort and Country Club, 1069 Camino Caralampi, Rio Rico, Arizona 85648 on June 18, 1999 at 10:00 A.M. local time and at any adjournment thereof, hereby revoking any prior Proxy or proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY AND FOR PROPOSAL 2.

              (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

        Please mark your
  /X/   votes as in this
        example.

1.     To elect as directors all the persons named below:

              Al Millar                  Robert H. Isaly
              Sheldon Hoffman            John Ritota
              Donald E. Bennett, Jr.

                  For:     Withhold Vote:

       For, except vote withheld from the following nominee(s)


       -------------------------------------------------------


2.     Proposal to amend 1993 Stock Option Plan

                  For:              Against:         Abstain:

3. To appoint Pricewaterhouse Coopers, LLP, as Independent Accountants of the Company

                  For:              Against:         Abstain:

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Date, sign and return the Proxy Card promptly using the enclosed envelope.

       (Signature should conform exactly to name on this proxy. Where shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title).



         Dated:________________________________, 1999



         --------------------------------------
                  Signature


         --------------------------------------
           Signature if held jointly